UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Majority Election of Directors
On November 8, 2007, the Board of Directors of Dover Corporation, upon the recommendation of the Governance and Nominating Committee, amended the Company’s by-laws to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard. Under amended Article II, Section 7, of the by-laws, a nominee in an uncontested election must receive more votes cast “for” his or her election than votes cast “against” his or her election in order to be elected. Abstentions and broker non-votes will not count as votes cast either “for” or “against” a director’s election. In contested elections, directors will be elected by the vote of a plurality of the votes cast. An election will be deemed contested if the number of nominees exceeds the number of directors to be elected as of the 10th day preceding the date on which the Company first mails its notice of meeting for such meeting to its stockholders.
The by-laws as amended also provide that in order for an incumbent director to become a nominee of the Board for further service on the Board, he or she must submit an irrevocable resignation contingent upon (i) the failure to receive a majority of the votes cast in an uncontested election and (ii) the Board’s acceptance of the resignation. A committee designated by the Board shall make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and, if necessary, filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if the resignation is rejected, the rationale behind the decision within 90 days following certification of the election results.
Uncertificated Shares Permitted
The Board also amended Article VI of the by-laws to permit the issuance, recordation and transfer of uncertificated shares of the Company’s common stock. Previously, Article VI provided for the issuance of certificated shares only. This amendment allows the Company to be eligible to participate in a direct registration system by January 1, 2008, as required by the rules of the New York Stock Exchange. A direct registration system allows investors to have securities registered in their names without the issuance of paper certificates and to transfer shares electronically to broker-dealers in order to effect transactions without the risks and delays associated with transfers of paper certificates.
The foregoing summary of the by-law amendments is qualified in its entirety by reference to the text of the Company’s by-laws, as amended and restated on November 8, 2007, a copy of which is attached hereto as Exhibit 3(ii) and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are furnished as part of this report:

3(ii)	By-Laws of Dover Corporation, as amended and restated as of November 8, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit

3(ii)	By-Laws of Dover Corporation, as amended and restated as of November 8, 2007